EXHIBIT 24.1
POWER OF ATTORNEY
(Form S-8 Registration Statement for the
401(k) Savings and Profit Sharing Plan for Employees of NIKE, Inc.)

KNOW ALL MEN BY THESE PRESENTS, that the undersigned, an officer and/or director of NIKE, Inc. does hereby constitute and appoint MARK G. PARKER, DONALD W. BLAIR and JOHN F. COBURN III his or her true and lawful attorney and agent to do any and all acts and things and to execute in his or her name (whether on behalf of NIKE, Inc. or as an officer or director of said Company, or otherwise) any and all instruments which said attorney and agent may deem necessary or advisable in order to enable NIKE, Inc. to comply with the Securities Act of 1933, as amended, and any requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under the Securities Act of 1933, as amended, of shares of Class B Common Stock of NIKE, Inc. offered pursuant to the 401(k) Savings and Profit Sharing Plan for Employees of NIKE, Inc. and an indeterminate amount of interests in such plan, including specifically, but without limitation thereto, power and authority to sign his or her name (whether on behalf of NIKE, Inc. or as an officer or director of said Company, or otherwise) to a Registration Statement on Form S-8 and any amendment thereto (including any post-effective amendment) or application for amendment thereto in respect to such Class B Common Stock and interests or any exhibits filed therewith; and to file the same with the Securities and Exchange Commission; and the undersigned does hereby ratify and confirm all that said attorney and agent shall do or cause to be done by virtue hereof.

DATED:  April 25, 2011

/s/Philip H. Knight Philip H. Knight	/s/Douglas G. Houser Douglas G. Houser
/s/John G. Connors John G. Connors	/s/John C. Lechleiter John C. Lechleiter
/s/Jill K. Conway Jill K. Conway	/s/Johnathan A. Rodger Johnathan A. Rodgers
/s/Timothy D. Cook Timothy D. Cook	/s/Orin C. Smith Orin C. Smith
/s/Ralph D. DeNunzio Ralph D. DeNunzio	/s/John R. Thompson, Jr. John R. Thompson, Jr.
/s/Alan B. Graf, Jr. Alan B. Graf, Jr.	/s/Phyllis M. Wise Phyllis M. Wise
/s/Mark G. Parker Mark G. Parker	/s/Donald W. Blair Donald W. Blair
/s/Bernard F. Pliska Bernard F. Pliska	Elizabeth J. Comstock